Code of Ethics

CODE OF ETHICS

Rule 204A-1

BAHL & GAYNOR, INC.

General

The Code of Ethics is predicated on the principle that B&G owes a fiduciary duty to its clients. Accordingly, B&G’s employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, B&G must:

●	Place client interests ahead of B&G’s – As a fiduciary, B&G must serve in its clients’ best interests. In other words, B&G employees may not benefit at the expense of advisory clients. This concept is particularly relevant when employees are making personal investments in securities traded by advisory clients.

●	Engage in personal investing that is in full compliance with B&G’s Code of Ethics – employees must review and abide by B&G’s Personal Securities Transaction and Insider Trading Policies.

●	Avoid taking advantage of your position – employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with B&G, or on behalf of an advisory client.

●	Accept no more than reasonable compensation - B&G believes that fees for its services should be reasonable and appropriate for the level of service provided. Fee structures are available for reference in the B&G ADV 2A.

●	Maintain full compliance with the Federal Securities Laws [1]– employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act.

Any questions with respect to B&G’s Code of Ethics should be directed to the Compliance Officer and/or Senior Management. As discussed in greater detail below, employees must promptly report any violations of the Code of Ethics to the Compliance Officer. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Guiding Principles & Standards of Conduct

All employees, directors, officers and partners of B&G, and consultants including temporary employees and interns closely associated with B&G, will act with competence, dignity and integrity, in a professional ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow employees. The following set of principles frame the professional ethical conduct that B&G expects from its employees and consultants:

●	Act with integrity, competence, diligence, respect, and in a professional ethical manner with the public, clients, prospective clients, employers, employees, colleagues in the investment profession, and other participants in the global capital markets;

●	Place the integrity of the investment profession, the interests of clients, and the interests of B&G above one’s own personal interests;

[1]	“Federal securities laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the Commission or the Department of the Treasury.

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Code of Ethics

●	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

●	Avoid any actual or potential conflict of interest;

●	Conduct all personal securities transactions in a manner consistent with this policy;

●	Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

●	Practice and encourage others to practice in a professional and ethical manner that will reflect credit on yourself and the profession;

●	Promote the integrity of, and uphold the rules governing, capital markets;

●	Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals;

●	Comply with applicable provisions of the federal securities laws. All employees are prohibited from engaging in the following:

●	Employ any device, scheme or artifice to defraud the Fund;

●	Make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

●	Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

●	Engage in any manipulative practice with respect to the Fund.

Code of Conduct and Regulatory Compliance Acknowledgement

All supervised persons are required to complete the Code of Conduct Policies and Procedures Acknowledgement, which includes the Code of Ethics. Completion of the form is mandatory upon commencing employment with B&G, annually thereafter, and following any material amendments. The employee’s signature is required and serves as certification that they have received, reviewed, understood, and will comply with the contents of the Code of Conduct, the Regulatory Compliance Program, and the Code of Ethics.

Access Persons

According to the SEC, an investment adviser’s “access person” is defined as any supervised person who has access to non-public information about a client’s securities transactions or portfolio holdings, or who is involved in making securities recommendations to clients or has access to such recommendations before they are made public. For investment advisers whose primary business is providing investment advice, all directors, officers, and partners are presumed to be access persons.

At B&G, access persons include all directors, officers, partners, full or part-time employees, and any intern holding a position for four months or longer.

Personal Securities Transactions Policy

All access persons must adhere to B&G’s Personal Securities Transaction Policy and Trading and Review Policy for personal securities transactions. They are also subject to the consequences of Reporting Violations and Remedial Actions, as outlined below.

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Code of Ethics

Interns holding a position for less than four months are required to disclose any personal accounts and attest that they will NOT trade any securities listed on the Restricted List during their internship.

Notification of Legal or Regulatory Proceedings

If an access person becomes the subject of any significant business-related legal or regulatory proceedings, they must notify the Compliance Officer immediately.

Amended 2024
Review 9/2024

Compliance Alpha

B&G utilizes Compliance Alpha, a technology-driven compliance tool, to enhance the monitoring and reporting of employee personal securities transactions, trading activities, and adherence to the firm’s policies and procedures. Compliance Alpha helps ensure that the firm maintains its regulatory standards and mitigates risks such as conflicts of interest, front-running, and scalping.

All employees are required to use Compliance Alpha to submit and track the following:

1.	Personal Securities Transactions: Employees must report their personal securities transactions through Compliance Alpha in accordance with the firm’s Personal Securities Transaction Policy.

2.	Pre-Approval Requests: All pre-approval requests for investments in limited offerings, IPOs, advised ETFs, or mutual funds must be submitted through Compliance Alpha for review and approval by the Compliance Officer.

3.	Monitoring and Alerts: Compliance Alpha automatically monitors employee trading activities and provides alerts for any potential violations, including trades in securities listed on the Restricted List. Employees will be notified if a transaction requires further review or action.

4.	Record Keeping: Compliance Alpha will serve as the central repository for all compliance- related documentation, including pre-approval forms, personal transaction reports, and any related correspondence or notes. Employees must ensure that all required information is accurately recorded in the system.

5.	Annual Acknowledgements: Employees are required to complete annual acknowledgements through Compliance Alpha, certifying their understanding and compliance with the firm’s Code of Conduct, Regulatory Compliance Program, and Code of Ethics.

By using Compliance Alpha, B&G ensures that compliance activities are conducted with efficiency and transparency. All employees are expected to adhere strictly to the use of the platform for all relevant compliance functions.

Personal Securities Transaction Policy

Employees are prohibited from purchasing or selling any security in which they have a beneficial ownership interest unless the transaction either involves an exempted security or complies with the Personal Securities Transaction Policy outlined below.

Restricted List

The Compliance Officer maintains a Restricted List of securities currently under serious evaluation and consideration by the Investment Committee for potential trade programs. This list includes stocks of companies that B&G is conducting due diligence on, as well as companies whose securities are being broadly bought or sold for B&G clients, including exchange-traded funds (ETFs) and index funds. The traders will distribute updates to the Restricted List as necessary.

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Code of Ethics

Once a security is placed on the Restricted List, it will remain there for at least one (1) week (7 days) after B&G completes its turn in the trade rotation order, unless otherwise noted or extended. Employees are prohibited from trading (buying or selling) any securities that appear on the Restricted List.

Employee Accounts Managed by B&G

Employees who have engaged B&G as their Investment Advisor and granted full discretion to B&G may have their accounts traded in line with the firm’s model portfolios and may trade in accordance with the restricted list.

Exempt Securities

Employees are required to periodically report (see Reporting section below) transactions and holdings in any security as defined in Section 202(a)(18) of the Advisers Act (“Reportable Security”). However, Reportable Security does not include the following exempt securities, as noted in Rule 204A-1:

●	Direct obligations of the U.S. Government;

●	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short- term debt instruments (including repurchase agreements);

●	Shares issued by money market funds;

●	Shares issued by open-end funds; and

●	Shares issued by unit investment trusts invested solely in open-end funds, none of which are reportable funds.

Approval Requirement for Advised Funds

No employee shall acquire, directly or indirectly, any Beneficial Ownership in an advised ETF or mutual fund without first obtaining approval from the Compliance Officer. This precaution ensures that employees do not improperly profit from their positions. A record of the Compliance Officer’s approval, along with the supporting reasons, must be maintained per the Records section of this Policy.

Employees are required to report personal transactions in all mutual funds and ETFs advised by B&G.

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they hold or share a direct or indirect pecuniary interest. A pecuniary interest exists if an employee can profit from a securities transaction, either directly or indirectly.

Examples of indirect pecuniary interests include:

●	Securities held by immediate family members sharing the same household. Immediate family includes children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, siblings, in-laws, and adoptive relationships;

●	Interests as a general partner in securities held by a partnership;

●	Interests as a manager in securities held by a limited liability company; and

●	Investment control over accounts outside the definition of a B&G account.

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Code of Ethics

Employees do not have a pecuniary interest in securities held by entities in which they hold an equity interest, unless they are controlling equity holders or share investment control over the securities.

Beneficial ownership in securities held by a trust applies if:

●	The employee is a trustee, and either the employee or their immediate family has a personal stake in the trust’s principal or income;

●	The employee holds a vested beneficial interest in the trust; or

●	The employee is the settlor/grantor of the trust unless all beneficiaries must consent to revoke the trust.

Exempt Transactions

The following transactions are considered exempt:

●	Transactions in an account over which the employee has no direct or indirect control or influence (e.g., accounts of family members outside of the immediate family not sharing the household);

●	Transactions in an account managed on a fully discretionary basis by an unaffiliated money manager;

●	Purchases under an automatic investment plan[2];

●	Purchases of securities by the exercise of rights issued to holders of a class of securities on a pro-rata basis; and

●	Acquisitions or dispositions of securities due to stock dividends, stock splits, or other corporate actions.

The Compliance Officer may, from time to time, exempt certain transactions on a trade-by-trade basis.

Investments in Limited Offerings, Initial Public Offerings (IPOs), Advised ETFs & Mutual Funds

Employees are prohibited from acquiring, directly or indirectly, any beneficial ownership in a limited offering, IPO, advised ETF or mutual fund without first obtaining prior approval from the Compliance Officer. This requirement ensures that employees do not improperly profit from their positions while acting on behalf of a Client.

The Compliance Officer shall:

1.	Obtain Full Details: Employees must provide full details of the proposed transaction, including written certification that the investment opportunity did not arise due to their activities on behalf of a Client.

2.	Consult with Portfolio Manager: After consultation with a portfolio manager (who has no personal interest in the issuer of the limited offering or IPO), the Compliance Officer must conclude that no Clients have any foreseeable interest in purchasing the security.

[2]	“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

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Code of Ethics

Record Keeping: A record of the Compliance Officer’s approval and the reasons supporting the decision will be maintained as outlined in the Records section of this Policy.

Once approved, the authorization for the Advised ETF & Mutual Fund remains valid until the security is added to the Restricted List. After the security’s removal from the Restricted List, re-approval is required before any additional shares can be purchased.

Pre-approval reports for the Compliance Officer will be reviewed by a Compliance Designee to ensure compliance with this policy.

Reporting

To enable B&G to monitor for any indications of scalping, front-running, or potential conflicts of interest in relation to trading on behalf of B&G clients, all employees must adhere to the following procedures:

Compliance Alpha provides advanced tools for managing and reporting personal securities transactions through its Aggregator and Direct Feed functionalities. These tools enhance the efficiency and accuracy of compliance monitoring and reporting.

Aggregator

The Aggregator tool in Compliance Alpha consolidates and imports data from various financial institutions. Employees must use the Aggregator to ensure that their personal securities transactions and holdings are accurately reflected and reported.

●	Data Collection: Employees should ensure that their financial accounts are linked to Compliance Alpha through the Aggregator tool, which will automatically collect and update transaction and holdings data.

●	Handling Disruptions: If the Aggregator tool is unavailable due to maintenance or technical issues, employees must manually report transactions and holdings using the prescribed reporting forms until the system is operational again.

Direct Feed

The Direct Feed functionality allows for real-time data updates directly from financial institutions to Compliance Alpha, streamlining the reporting process.

●	Integration: Employees must ensure that their accounts are set up to receive real-time updates via the Direct Feed. This integration helps maintain accurate and up-to-date records of transactions and holdings.

●	Monitoring: Compliance Alpha will monitor and alert employees of any discrepancies or issues identified through the Direct Feed. Employees are responsible for addressing these alerts promptly.

Initial and Annual Holdings Reports

Employees must submit their initial and annual holdings reports through Compliance Alpha. Ensure that all holdings are accurately captured and updated in the system.

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Code of Ethics

Quarterly Transaction Reports

Employees should use Compliance Alpha to submit quarterly transaction reports. The Aggregator and Direct Feed tools should be utilized to ensure accurate and timely reporting of all transactions.

Compliance Officer Review

Initial and Annual Holdings Reports, as well as Quarterly Transaction Reports submitted by the Compliance Officer, will be reviewed by a Compliance Designee for compliance with this policy.

Employees are reminded that they must also report transactions conducted by members of their immediate family, including spouses, children, and other household members, in accounts over which the employee has direct or indirect influence or control.

Exceptions from Reporting Requirements

Employees are not required to submit:

1.	Reports for Certain Accounts: Transactions or initial and annual holdings reports for securities held in accounts over which the employee has no direct or indirect influence or control.

2.	Automatic Investment Plans: Transaction reports for transactions effected pursuant to an automatic investment plan.

Trading and Review

B&G discourages employees from trading contrary to firm recommendations. Given B&G’s highly customized investment approach, there may be instances where the firm purchases and sells the same security across different client accounts. At times, B&G may trade a security in a similar manner (e.g., only buying or selling) for multiple clients. During such periods, the security will be placed on the Restricted List, and employees will be prohibited from trading it in accounts where they hold a beneficial interest.

Front-Running Prohibition

Employees are expressly prohibited from engaging in front-running, which is the practice of trading ahead of client accounts. B&G prioritizes client interests above all personal trading activities.

Monitoring and Review

1.	Employee Monitoring: The Compliance Officer will closely monitor employees’ investment patterns to detect any potential abuses or conflicts of interest.

2.	Compliance Officer Review: A designated reviewer will oversee the Compliance Officer’s personal securities transactions to ensure adherence to the Personal Securities Transaction Policy. This post-transaction review process is designed to supervise the activities of associated persons and to identify potential conflicts of interest or the appearance thereof.

Addressing Policy Violations

If B&G identifies that an employee is trading contrary to the policies outlined, the employee will be required to meet with the Compliance Officer to review the details of the transactions. This meeting will determine the appropriate course of action to address any identified issues.

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Code of Ethics

Review Process through Compliance Alpha

Compliance Alpha enhances B&G’s ability to monitor and review employee trading activities effectively. Here’s how the review process is conducted through Compliance Alpha:

1.	Automated Monitoring:

○	Transaction Data Collection: Compliance Alpha aggregates transaction data from various sources, including the Aggregator and Direct Feed functionalities, ensuring that all relevant trading activities are captured.

○	Real-Time Alerts: The system provides real-time alerts for transactions that may potentially violate B&G’s policies, such as trades in securities on the Restricted List or patterns indicative of front-running.

2.	Compliance Officer Oversight:

○	Daily Review: The Compliance Officer uses Compliance Alpha to conduct daily reviews of employee trading activities. The platform highlights transactions requiring further scrutiny and provides detailed reports.

○	Periodic Reporting: Compliance Alpha generates periodic reports summarizing trading activities, policy compliance, and any flagged issues for further investigation.

3.	Designated Reviewer:

○	Review of Compliance Officer’s Trades: A designated reviewer, independent of the Compliance Officer, uses Compliance Alpha to monitor the Compliance Officer’s personal securities transactions. This ensures transparency and adherence to the Personal Securities Transaction Policy.

○	Conflict Detection: The system analyzes trading patterns and compares employee trades with client trades to identify potential conflicts of interest or policy breaches.

4.	Addressing Issues:

○	Flagged Transactions: Transactions flagged by Compliance Alpha for policy violations are reviewed in detail. The Compliance Officer will assess the context and implications of these transactions.

○	Meeting and Resolution: If a violation is identified, the involved employee will meet with the Compliance Officer to discuss the transactions. Compliance Alpha provides documentation and evidence to facilitate this review. Based on the discussion, appropriate corrective actions will be determined.

5.	Documentation and Record-Keeping:

○	Comprehensive Records: Compliance Alpha maintains comprehensive records of all transactions, alerts, and review activities. This ensures that B&G has a detailed audit trail for compliance purposes.

Reporting Violations and Remedial Actions

B&G is committed to maintaining high ethical standards and takes potential conflicts of interest from personal investing very seriously. Employees are required to promptly report any violations of the Code of Ethics to the Compliance Officer. Management is aware of the potential issues arising from these reports and will take action against any retaliation. B&G has a zero-tolerance policy for retaliatory actions and may impose more severe sanctions on those found guilty of such conduct. To minimize retaliation, all reports of Code of Ethics violations will be treated as anonymous.

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Code of Ethics

Remedial Actions: B&G has implemented a range of remedial actions to address violations of the Personal Securities Transaction Policy. Sanctions are imposed on a rolling five-year basis and may include:

●	Verbal Warning and Training: Initial corrective action may include a verbal warning accompanied by additional training.

●	Written Warning and Disgorgement: A written warning will be placed in the employee’s file, along with disgorgement of profits to a charity specified by the employee.

●	Written Warning, Disgorgement, and Monetary Fine: In addition to a written warning and disgorgement, a monetary fine may be imposed, with funds donated to a charity specified by the employee.

●	Possible Termination: In severe cases, employment may be terminated.

Disclosure

B&G will describe its Code of Ethics in Part 2A of Form ADV. Upon request, clients can receive a copy of the Code of Ethics. All requests for B&G’s Code of Ethics should be directed to the Compliance Officer.

Recordkeeping

B&G will maintain records as follows, ensuring they are available for examination by the Securities and Exchange Commission or B&G’s management:

●	Policy Copies: A copy of this Policy and any other code in effect within the past five years will be preserved in an easily accessible place.

●	Violation Records: Records of any Policy violations and actions taken will be preserved for at least five years following the end of the fiscal year in which the violation occurred.

●	Written Acknowledgements: Records of all written acknowledgements (annual certifications) for employees, both current and former within the past five years, will be maintained.

●	Report Records: Copies of each report made under this Policy and any information provided in lieu of reports will be preserved for at least five years after the end of the fiscal year in which the report was made or information provided, with the first two years being easily accessible.

●	Reporting List: A list of all persons required to make reports under this Policy will be maintained.

●	Approval Records: Records of any decisions and reasons for approving the acquisition of any limited offering or IPO by employees will be preserved for at least five years after the end of the fiscal year in which the approval was granted, with the first two years being easily accessible.

Responsibility

The Compliance Officer is responsible for administering the Personal Securities Transaction Policy. All questions and inquiries regarding the policy should be directed to the Compliance Officer.

Amended 2024
Review 9/2024

Electronic Media and Social Media Policy

Issue

All B&G employees are bound by the Code of Conduct, which is based around three core principals, Integrity, Competence and Confidentiality. The Code of Conduct should be adhered to when engaging in any public relations practices. These core principals are to be applied to all elements of communications including electronic media and social media activity.

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Code of Ethics – Electronic Media and Social Media Policy

As an SEC Registered Firm, B&G has to follow strict regulations that affect the ability to use Social Media in our efforts for Marketing.

●	SEC Regulation S-P - (Client Privacy)

●	SEC Rule 206(4)-1(a) - (Advertising and Marketing)

●	SEC Rule 204 (a) - (Maintaining Books and Records)

B&G employees means all partners, principals, professionals, staff members, interns and temporary employees of B&G.

B&G must ensure that the use of these communications maintains our integrity and reputation while minimizing actual or potential regulatory and legal risks, whether used inside or outside the workplace. It is the right and duty of B&G to protect itself and its employees from unauthorized disclosure of information. B&G’s electronic and social media policy includes rules and guidelines for company authorized and personal forms of electronic and social media.

B&G has invested a significant amount of resources to use a third party provider that allows B&G to comply with the current SEC Rules and Regulations when using electronic and social media as a marketing tool. B&G has engaged Global Relay Communications, Inc., 233 South Wacker Drive, 84th Floor, Chicago, IL 60606. Global Relay Archive captures B&G’s incoming, internal and outgoing electronic messages in real time, including email, instant messages, Bloomberg, and social media messages (LinkedIn and Twitter). An auditable, evidentiary-quality copy of each message is created, which is then indexed, serialized and time/date stamped. This process securely organizes and preserves B&G’s intellectual business assets, reducing the risks of lost or deleted messages.

Policy - Company Rules and Regulations

Social Media

B&G has created a Company LinkedIn page, Bahl & Gaynor Investment Counsel, as well as a Company Twitter page, @BahlGaynor. Both pages are maintained by a third party marketing firm to help individuals to build great businesses and make an essential difference for their markets, employees and industry.

Content of the LinkedIn and Twitter pages is the property of B&G and goes through a due diligence process. Each piece of content should be vetted by senior management of B&G and get the final approval from the Compliance Officer.

Mobile Devices/PDA Policy

This policy addresses the use of mobile devices (e.g.. blackberries, smart-phones, iPhones, etc.) for company business use. Employees are permitted to use mobile devices for B&G business provided they advise the Compliance Officer of their intent to do so and provided such devices are password protected and employees exercise precaution with respect to its safekeeping (e.g.., prevention of loss or ability to be stolen). In addition, employees who use mobile devices for B&G business should note that the use of these devices are subject to the B&G’s Code of Ethics policy; such that employees are required to conduct him or herself with integrity, honesty and professionalism. Furthermore, employees should be aware that email communications will be captured and monitored in accordance with B&G policies.

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Code of Ethics – Electronic Media and Social Media Policy

●	Text messaging containing investors information is strictly prohibited.

●	B&G reserves the right to rescind or prohibit an employee’s use of personal mobile devices at any time with or without notice.

●	Employees are required to inform the Compliance Officer immediately if any device is lost or stolen.

●	B&G maintains the right to remotely “wipe clean” data contained on any lost or stolen mobile device or in the event that the employee should leave B&G, or at any other times that deem to be necessary.

○	In the event that your device is “wipe clean”, this will remove B&G as well as personal data from the device.

Email and Other Electronic Communications

Email and other electronic communications are an important method of communication. It is the responsibility of every B&G employee to maintain a standard of high professional conduct in all such communications. Our policy covers electronic communications for B&G, to or from our investors, and includes any electronic communications within B&G’s network system.

Personal use of B&G’s e-mail and any other electronic system is strongly discouraged. All communications are stored on our systems and may be reviewed by either the Compliance Officer or potentially the Securities and Exchange Commission as part of their examinations of B&G.

All business, and investor related electronic communications must be on B&G’s systems, and use of personal email addresses or other personal electronic communications for B&G or investor communications is absolutely prohibited.

All B&G employee’s have an initial responsibility to be familiar with and follow B&G’s e-mail policy with respect to their individual e-mail and electronic communications.

The Compliance Officer has the overall responsibility for monitoring electronic communications and reporting potential or actual compliance and regulatory issues.

Policy - Personal Rules and Regulations

B&G respects the rights of employees to use social media forums for self-publishing and self-expression on personal time. Employees are expected to follow the guidelines and policies set forth below to provide a clear line between you as the individual and you as the employee.

●	You are personally responsible for your commentary. You can be held personally liable for commentary that is considered defamatory, obscene, proprietary or libelous by any offended party, not just B&G.

●	You cannot harass, threaten, discriminate or disparage against employees or anyone associated with or doing business with B&G.

●	You cannot post the name, trademark or logo of the company, or any company privileged information, including copyrighted information or company issued documents.

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Code of Ethics – Electronic Media and Social Media Policy

LinkedIn

B&G realizes that LinkedIn is a business networking website for people in professional occupations. As such B&G will allow B&G employees to use LinkedIn at a personal level. B&G employees should use the following guidelines:

●	List B&G as their employer

●	Use general contact information such as email address, website and business address is permissible to post

●	General description of B&G

●	General description of employee job function

●	Endorsements MUST be turned OFF

Acknowledgement

Employees are required to sign written acknowledgement that employees, received, read, understood and agree to comply with B&G’s electronic media and social media rules and guidelines.

Employees will be required to attest annually that they are adhering to B&G’s electronic media and social media rules and guidelines through Compliance Alpha.

Reporting Violations

B&G requests and strongly urges employees to report any violations or possible or perceived violations to their manager or Compliance Officer.

Discipline for Violations

B&G investigates and responds to all reports of violations of the social media rules and guidelines and other related policies. Violation of this policy will result in disciplinary action up to and including immediate termination. B&G reserves the right to take legal action where necessary against employees who engage in prohibited or unlawful conduct.

Amended 2024
Review 9/2024

Insider Trading Policy

Section 204A of the Investment Advisers Act

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser’s business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, B&G has instituted procedures to prevent the misuse of nonpublic information.

Insider trading refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, nonpublic information about the security. Insider trading violations may also include “tipping” such information, securities trading by the person “tipped,” and securities trading by those who misappropriate such information.

Examples of insider trading cases that have been brought by the SEC are cases against:

●	Corporate officers, directors, and employees who traded the corporation’s securities after learning of significant, confidential corporate developments;

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Code of Ethics – Insider Trading Policy

●	Friends, business associates, family members, and other “tippees” of such officers, directors, and employees, who traded the securities after receiving such information;

●	Employees of law, banking, brokerage and printing firms who were given such information to provide services to the corporation whose securities they traded;

●	Government employees who learned of such information because of their employment by the government; and

●	Other persons who misappropriated, and took advantage of, confidential information from their employers.

Because insider trading undermines investor confidence in the fairness and integrity of the securities markets, the SEC has treated the detection and prosecution of insider trading violations as one of its enforcement priorities.

Whom Does the Policy Cover?

This policy covers all of B&G’s employees (“covered persons”) as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the covered person is an officer, director or 10% or greater stockholder and a partnership of which the covered person is a partner unless the covered person has no direct or indirect control over the partnership. B&G employees may be deemed insiders of mutual funds under B&G’s management.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. “Material information” is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Advance knowledge of the following types of information is generally regarded as “material”:

●	Dividend or earnings announcements

●	Write-downs or write-offs of assets

●	Additions to reserves for bad debts or contingent liabilities

●	Expansion or curtailment of company or major division operations

●	Merger, joint venture announcements

●	New product/service announcements

●	Discovery or research developments

●	Criminal, civil and government investigations and indictments

●	Pending labor disputes

●	Debt service or liquidity problems

●	Bankruptcy or insolvency problems

●	Tender offers, stock repurchase plans, etc.

●	Recapitalization

●	Mutual Fund’s intent to adjust its net asset value

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, mutual funds, debt, commercial paper, government securities and options.

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Code of Ethics – Insider Trading Policy

Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. “Non-public” information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, nonpublic information does not change to public information solely by selective dissemination.

B&G’s employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the “tip” made to the employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to Follow if an Employee Believes that he/she Possesses Material, Non-Public Information If an employee has questions as to whether they are in possession of material, non-public information, they must inform the Compliance Officer as soon as possible. From this point, the employee and Compliance Officer will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, employees:

●	Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

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Code of Ethics – Insider Trading Policy

●	Shall not engage in securities transactions of any company, except in accordance with B&G’s Personal Securities Transaction Policy and the securities laws.

●	Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

●	Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

●	Shall immediately report the potential receipt of non-public information to the Compliance Officer.

●	Shall not proceed with any research, trading, etc. until the Compliance Officer inform the employee of the appropriate course of action.

Related Persons at Brokers and Custodians

Relatives of employees may work for entities that B&G does business with. A review of the relationship between the employee and related party and the entity that B&G does business with is performed and evaluated for any conflict of interest and documentation of any pre or post trades are maintained.

Amended 2018
Review 9/2024

Serving as Officers, Trustees and/or Directors of Outside Organizations

General

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, B&G may determine that it is in its clients’ best interests for an employee to serve as officers or on the board of directors of outside organizations. For example, a company held in clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of B&G can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between B&G and the outside organization, and that the employee does not communicate such information to other B&G employees in violation of the information barrier.

Similarly, B&G may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the employee must not be involved in the decision to retain or hire B&G.

B&G employees are prohibited from engaging in such outside activities without the prior written approval from the Compliance Officer. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2A of Form ADV. If an employee serves as a director of a publicly traded company, it is prohibited to own that company in a B&G marketed strategies, sub-advised mutual funds or ETF fund.

Amended 2023
Review 9/2024

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Code of Ethics – Insider Trading Policy

Gifts and Business Entertainment

The giving and receiving of gifts and entertainment can create or appear to create a conflict of interest and places B&G in a difficult position. Such activities can also interfere with the impartial discharge of B&G’s responsibilities to its clients. An employee should never give a gift or provide entertainment where they are intended or designed to cause the recipient to act in a manner that is inconsistent with the best interest of the client, B&G, is illegal, or would expose B&G to any potential liability from a government authority or agency.

Distribution Services - Non-Cash Compensation Rules

FINRA Rules 2310 (Direct Participation Programs), 2320 (Variable Contracts of an Insurance Company), 2341 (Investment Company Securities), 5110 (Corporate Financing Rule – Underwriting Terms and Arrangements) (together, the Non-Cash Compensation Rules) impose restrictions on non- cash arrangements that are in connection with the sale and distribution of securities covered by those rules. The Non-Cash Compensation Rules prohibit a member firm or associated person from directly or indirectly accepting or making payments of any non-cash compensation, subject to specified exceptions.

B&G’s Distribution Servicing Employees (BGIS) will follow the policies of specific Platform Partners to comply with the Non-Cash Compensation Rules.

Distinction Between Gift and Business Entertainment

It is not the intention of the policy to prohibit the everyday courtesies of business life, such as reasonable business entertainment. Therefore, the $500 limit on gifts discussed below does not include:

●	An occasional meal or ticket to a theater, entertainment, or sporting event that is social in nature where the host is present, provided that the meal, ticket or similar item was not solicited by the recipient and provided further that such items are neither so frequent nor so extensive as to raise questions of propriety; or

●	Food items received by the recipient are shared with Bahl & Gaynor’s personnel.

If the host is not present, then the meal, theater tickets, or entertainment or sporting event must be considered a gift and will be subject to the gift limits discussed below.

Section 17(e)(1) of the Investment Company Act

Section 17(e)(1) of the 1940 Act prohibits affiliated persons of a fund, such as a fund’s investment advisor and/or the sub advisor, from accepting any sort of compensation for the purchase or sale of property to or for the fund. The SEC has found that gifts and entertainment meet the broad definition of “compensation” under Section 17(e)(1).

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Code of Ethics – Gifts and Business Entertainment

B&G employees are prohibited from accepting or giving any gift, gratuity, attend business meals, sporting events and other entertainment events from any broker dealer that B&G transacts any trades for any mutual fund or ETF that B&G is the advisor.

In relation to those same broker dealers providing business functions outside of trading, as in research information, meals are acceptable and must be reported to the Compliance Officer. The information that needs to be reported must include the name(s) of the giver, the date, the organization of the giver, the place of the meal, speaker information, description of the research, and the value or estimated value of the meal, which should be no more than nominal value of $100.

General Gifting Outside of Section 17(e)(1) of the Investment Company Act

B&G employees may not accept or give any gift, gratuity or other thing of more than nominal value ($500), from any person or entity that does business, or desires to do business with B&G that includes, Brokers, Securities Salespersons, Clients, Consultants, Suppliers, or Vendors, directly or on behalf of an Advisory Client.

B&G employees may give or accept gifts from a single giver so long as the aggregate annual value does not exceed $500 per client in any calendar year.

The acceptance or giving of tickets to any event where the giver or the employee are not in attendance are considered a gift subject to the $500 limit rather than a business meal or other entertainment event. Examples of events considered to be an unreasonable expense would be World Series or Super Bowl tickets, and vacation trips. Employees may never accept cash or preferential discounts on services or products. Any gifts exceeding $500 received by an employee should be returned to the gifter.

Business Entertainment

Business entertainment is any activity that provides amusement, recreation, or entertainment for business purposes. This can include taking clients out to eat, attending events together, or providing meals to Brokers, Securities Salespersons, Clients, Consultants, Suppliers, or Vendors, directly or on behalf of an Advisory Client. The host must be preset to be considered a Business Entertainment.

B&G employees may accept or provide business entertainment so long as the aggregated annual value does not exceed $1,000 per client in any calendar year.

The gifting of Professional Sporting events of Hometown Teams is limited to four tickets in which they are not events considered to be an unreasonable expense. Hometown Post Season Championship tickets are considered to be an unreasonable expense.

Exceptions

Exceptions to the gift and business entertainment limit may be made by the Compliance Officer. Employees should request exceptions for personal circumstances in which the employee has a personal relationship with a third party (such as receiving or providing personal gifts as wedding gifts, or gifts for the birth of a child).

Employees are prohibited from giving or providing any gift, including a personal gift, to any official of a Public Fund without the express prior approval of the Compliance Officer.

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Code of Ethics – Gifts and Business Entertainment

Reporting

All gifts, business meals, sporting events and other entertainment events of which the employee is the recipient or gifter must be reported in Compliance Alpha if the value is reasonably judged to exceed $25. Reporting must include:

●	the date of the gift or business entertainment;

●	the identity of the donor and the recipient;

●	a description of the business relationship between the donor and the recipient (including whether the recipient is a government official or foreign policymaker);

●	a description of the gift or entertainment;

●	and the value of the gift or business entertainment estimated, if an exact value is unknown; and

●	the reason the gift was made or the business entertainment occurred.

Additional Labor Reporting

In addition, any gifts, any payment of money or anything of value made directly or indirectly by the employee to a labor organization or officer, agent, shop steward, or other representative or employee of any labor organization (including union officials serving in some capacity to a Taft- Hartley Plan) must be reported. All items regardless of the amount or value must be reported.

Following are examples of potentially reportable items:

●	Meals

●	Gifts (e.g., holiday gifts)

●	Travel and lodging costs

●	Bar bills

●	Sporting event tickets

●	Theatre tickets

●	Clothing or equipment

●	Raffle donations

●	Retirement dinners

●	Golf (including charity tournaments)

●	Hole sponsorships for golf tournament

●	Advertising at union or Taft-Hartley fund related functions

●	Sponsorship of union conferences, picnics, other events

●	Donations to union related charities or scholarship funds

●	Conferences attended by union officials, employees, etc.

●	Receptions attended by union officials, employees, etc.

●	Donations for apprenticeship graduation dinners

Responsibility

The Compliance Officer will be responsible for administering the Insider Gifts and Business Entertainment Policies. All questions regarding the policy should be directed to the Compliance Officer.

Amended 2024
Review 9/2024

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Code of Ethics – Pay to Play

Pay to Play

Rule 206(4)-5 of the Investment Advisers Act

Issue

On June 30, 2010, the SEC adopted new anti-fraud pay to play Rule 206(4)-5 under the Investment Advisers Act of 1940 (“rule”) (See http://www.sec.gov/rules/final/2010/ia-3043.pdf). The final rule, modeled after Municipal Securities Rulemaking Board (“MSRB”) rules G-37 and G-38 applicable to municipal securities broker-dealers, is designed to prevent investment advisers from obtaining business from government entities in return for political contributions and fundraising.

●	The rule imposes a two-year ban on the adviser receiving compensation for advisory services if the adviser or any of its “covered associates” makes certain political contributions to an “official” of a state or local “government entity” client over a de minims amount ($350.00 in contributions per election to a candidate for whom he or she is entitled to vote, and up to $150.00 per election to a candidate for whom he or she is not entitled to vote. Primary and general elections are considered separate elections.).

●	The rule also prohibits an adviser and its covered associates from coordinating or soliciting any person or political actions committee (“PAC”) to make contributions to officials or payments to certain state or local political parties.

●	An adviser is prohibited from paying a third-party solicitor to solicit a government client for the adviser’s advisory services unless the third party is a “regulated person,” currently defined as a SEC-registered broker-dealer or SEC-registered investment adviser subject to pay to play restrictions.

●	The rule also applies to an investment adviser that manages assets of a government entity indirectly through a covered investment pool in which a government entity invests or is solicited to invest, such as hedge funds, private equity funds, venture capital funds, and collective trust funds, as well as registered investment companies that are investment options of participant-directed plans or programs of a government entity, such as 529 plans, 403(b) plans and 457 plans.

Policy

B&G’s officers, on a quarterly basis will report all political contributions. Date of contribution, who the contribution was made to, if the contributor is entitled to vote for the candidate and amount of contribution. B&G’s officers, will need to Pre-Clear any contribution over the de minims amount, ($350.00 in contributions per election to a candidate for whom he or she is entitled to vote, and up to $150.00 per election to a candidate for whom he or she is not entitled to vote), primary and general elections are considered separate elections, through the Compliance Officer.

Any new account/client that is a government entity must be vetted by the Compliance Program.

Procedures

B&G performs a two (2) year look back for all new officers.

Quarterly B&G officers report any political contributions using the B&G Quarterly Political Contribution form, showing date of contribution, who the contribution was made to, if the contributor is entitled to vote for the candidate and the amount of the contribution utilizing Compliance Alpha.

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Code of Ethics – Pay to Play

Officers will Pre-Clear any contribution made over the de minims amounts stated in the policy, using the B&G Political Contribution Approval Request form in Compliance Alpha.

Officers will also review a list of any government entities that B&G provides or has provided advisory services beginning on and as of March 14, 2011, per the SEC recordkeeping rule under rule 206(4)-5 under the Investment Advisors Act of 1940.

Responsibilities

The Compliance Officer will review each B&G Quarterly Political Contribution form and determine if any de minims amounts have been met or exceeded.

The Compliance Officer will review and Pre-Clear any contribution over the de minimis amounts stated in the policy.

The Compliance Officer will also screen any new government affiliated accounts to determine if any contributions made by B&G officers would cause a violation of the rule and preclude B&G from charging a fee on that account for two (2) years.

Amended 2024
Review 9/2024

Client Privacy and Identity Theft

Regulation S-P and Regulation S-ID

CLIENT PRIVACY

Issue

The SEC’s Regulation S-P (Privacy of Consumer Financial Information), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires investment advisers to disclose to clients its policies and procedures regarding the use and safekeeping of personal information. In Canada, privacy legislation that applies to businesses handling personal information in Canada or about Canadians, requires organizations to implement policies regarding how they collect, use, disclose, communicate and protect personal information, and make available to individuals information about such policies.

Personal information is collected from clients at the inception of their accounts and occasionally thereafter, primarily to determine accounts’ investment objectives and financial goals and to assist in providing clients with an elevated level of service.

While B&G strives to keep client information up to date, clients are requested to monitor any information provided to them for errors.

Policy

B&G will not disclose a client’s personal information to anyone unless it is permitted or required by law, at the direction of a client, or is necessary to provide B&G’s services. B&G employees will not transmit electronically any clients “Personal Information” or “Sensitive Information”, with the combination of individual’s first name (or first initial) and last name in combination with any one or more of the following data: (1) Social Security number or social insurance number; (2) driver’s license number or government-issued ID number; or (3) financial account number, or credit or debit card number, with or without any required security code. However, internal electronic transmission of such information is allowed due to our internal security monitors.

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Code of Ethics –Client Privacy and Identity Theft

Procedures

1.	B&G shall not sell client information to anyone.

2.	B&G will restrict access to clients’ personal information to individuals within B&G who require the information in the ordinary course of servicing clients’ accounts. Client information is used only for business purposes.

3.	B&G has developed procedures to safeguard client records and information, see Exhibit J.

4.	Client information may only be given to third-parties under the following circumstances:

●	To broker/dealers to open a client’s brokerage account;

●	To other firms as directed by clients, such as accountants, lawyers, etc.;

●	To investigate and prevent security threats, fraud, or other malicious activity;

●	To respond to duly authorized information requests from law enforcement or other government authorities;

●	To enforce our agreements or policies;

●	To respond to an emergency that we believe in good faith requires us to disclose such information to assist in preventing the death or serious bodily injury of any person or B&G employee

●	To specified family members of client as directed by client; and

●	To comply with any applicable law, regulations, subpoena, court order, demand from regulators, or when otherwise required by law.

5.	At times, client information may be reviewed by B&G’s outside service providers (e.g.., accountants, lawyers, consultants, etc.). B&G will review the service providers’ privacy policies and enter into written agreements with the service providers that protect client information to ensure that clients’ information is not misappropriated or used in a manner that is contrary to B&G’s privacy policies.

6.	B&G shall provide a privacy notice, see Exhibit K to clients (i.e.. “natural persons”) before or upon inception of the relationship and annually thereafter. B&G will maintain a record of the dates when the privacy notice is provided to clients.

7.	In the event of a change in the privacy policy, B&G will provide its clients with a sufficient amount of time to opt out of any disclosure provisions or for clients in Canada, opt out of any collection, use, disclosure, communication or other processing by B&G..

8.	Any suspected breaches to the privacy policy should be reported to the Compliance Officer and/or the Chairperson.

9.	If an employee receives a complaint regarding a potential identity theft issue (be it from a client or other party), the employee should immediately notify the Compliance Officer. The Compliance Officer will thoroughly investigate any valid complaint and maintain a log of all complaints as well as the result of any investigations.

10.	In the event that unintended parties receive access to personal and confidential information of California residents, B&G will disclose to those clients of the privacy breech. See Senate Bill No. 1386.

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Code of Ethics –Client Privacy and Identity Theft

11.	Employees must immediately report to the Compliance Officer any actual or suspected security or privacy related occurrences (including confidentiality incidents or other loss or theft of, or unauthorized access to, use, communication or disclosure of, personal information), privacy and data protection related inquiries or complaints, and requests to access or rectify personal information.

12.	With client consent, B&G may share the names of clients on a representative client list.

13.	There are circumstances where B&G may decide to buy, sell, or reorganize its business. Under these circumstances, it may be necessary to disclose or receive personal information with prospective or actual purchasers, acquisition targets, partners, or affiliates. In such circumstances, B&G will ensure that client information is used in accordance with this Policy.

Regulation S-ID Issue

Due to the significant increase of identity theft within the industry, the SEC adopted the Identity Theft Red Flag Rules (Regulation S-ID) on May 20, 2013 (with a completion date of November 20, 2013). Registered Investment Advisers who hold, directly or indirectly, transaction accounts belonging to clients are required to adopt a program to detect and prevent identity theft. Investment Advisers hold transaction accounts if they have the ability to direct payments or transfers from a client’s account to third parties upon the client’s instructions. Ideally, B&G would like to receive written instructions from the client including the client’s signature for each event. However, instructions are typically sent via email. B&G realizes that as a best practice, B&G should have in place a procedure to verify such requests from clients, to assess the extent to which its clients are at risk with respect to identity theft, and to adopt procedures designed to identify solutions where B&G may be contacted by an unauthorized person masquerading as an individual investor with intent of withdrawing assets from the account. Therefore, B&G has implemented the two step verification process explained below.

B&G has identified that there may be several ways that information can be compromised.

●	Malware - This type of intrusion is used by attackers to disrupt computer operations, gather sensitive information, or gain access to private computer systems

●	Phishing - This is used in an attempt to acquire information such as usernames, passwords, and credit card details by masquerading as a trustworthy entity in an electronic communication

●	Social Engineering - This is manipulating people into performing actions or divulging confidential information by electronic fraud

●	Dumpster Diving - This provides access for a would-be theft to a client’s personal information without shredding the documents, a thief may retrieve this information from our waste management facilities

●	Pretext Calling - Employees may be deceived by pretext calling, defined as an information broker or identity thief calling B&G while pretending to be a client, and may even use bits of a client’s personal information to maintain the deception

●	Insider Access - Employees may be responsible for identity theft through more direct means. Insider access to information allows a dishonest employee to sell consumers’ personal information or to use it for fraudulent purposes

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Code of Ethics –Client Privacy and Identity Theft

Procedures

B&G does not have custody of client accounts.

B&G has a Two-Step Verification Process for any action request received in writing or by phone regarding a client’s account:

●	B&G’s Two-Step Verification Process includes both of: (1) a phone call made by a B&G employee to the client at the client’s phone number on record and (2) confirmation from the client during that phone conversations of the action request and go through a verification process as defined in the [Operating Procedures].

●	Telephonic action requests for a third-party also require a confirmation of the request by the client in writing.

●	Any employee performing an action request must confirm the Two-Step Verification Process has been successfully completed, whether by themselves or another B&G employee.

●	All requests need to be scanned into the correspondence file.

●	Examples of action requests include, but are not limited to: any asset or cash transfers, cash raises, trades, setup of Money Link accounts, linking of external accounts, wire instructions, account or contact information changes et. al., This list is not intended to be all-inclusive. All other actions requested by clients to be taken by Bahl & Gaynor regarding client accounts fall under this policy and the required B&G Two-Step Verification Process.

●	Any violation of this policy by an employee is cause for immediate termination of employment and may subject the employee to civil and criminal liability.

In addition to this two-step process employees should be aware of how their actions may expose our clients to the dangers of identity theft:

●	When providing copies of information to others, employees should make sure that nonessential information is removed and the personal information that has no relevance to the transaction is either removed or masked

●	When disposing of paper documents, the documents with client identifying information should be placed in one of the secured shred bins on site or manually shredded

●	Employees should make absolutely certain that they confirm the identity of the client on the phone before divulging any personal account information

●	B&G prohibits the display of Social Security Numbers or Social Insurance Numbers on any documents that are widely seen by others

●	If an employee’s action is cause for identity theft or if client personal information is used for fraudulent purposes these actions are cause for immediate termination of employment and may subject the employee to civil and criminal liability

Training is also essential in identifying potential threats, not only for employees but as well as clients. Information is communicated to the employees when new threat sources have been identified to the public and current ideas are discussed to prevent such intrusion at B&G. Client communication in the form of a letter, newsletter or email blast reminding clients of potential threats is a good training tool for clients. B&G’s Chief Information Officer is essential in the process of training employees and clients.

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Code of Ethics –Client Privacy and Identity Theft

The policies, procedures, and practices of this Policy shall provide responses to detected red flags for identity theft when balanced against the degree of risk posed. In determining an appropriate response, B&G shall give consideration to any aggravating factors that may increase the risk of identity theft, such as a data breach or phishing occurrence. All B&G employees shall adhere to the Compliance Program requirements for reporting security incidents, as such incidents may constitute red flags.

Any identified red flags should be documented in writing and in any written policies or procedures, as needed.

Responsibilities

The Compliance Officer will monitor compliance with B&G’s Privacy Policy and the account administrator designated by the Compliance Program will coordinate the dissemination of the Privacy Notice.

The Compliance Officer, in coordination with authorized personnel responsible for the development, implementation, and administration of identifying red flags in accordance with Regulation S-ID, shall compile an annual report on B&G’s compliance with this policy. At a minimum, the annual report shall address the following:

●	The effectiveness of B&G’s policies and procedures in addressing the risk of identity theft in connection with the opening of accounts and with respect to existing accounts.

●	Risks presented in service provider arrangements and agreements.

●	Significant incidents and data breaches involving identity theft from the past year, and B&G’s response to such incidents.

●	Recommendations for any material changes to existing policies.

Amended 2024
Review 9/2024

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Code of Ethics –Conflicts of Interest

Conflicts of Interest

Purpose

A conflict of interest occurs when an Employee’s private interest interferes in any way—or even appears to interfere—with the interests of the client and/or the Trust of the ETF’s or Mutual Funds where B&G is the Adviser or Sub-Adviser (“B&G Clients”) as a whole or with his or her service to B&G Clients. For example, a conflict of interest would arise if an employee, or a member of his or her family, receives improper personal benefits as a result of his or her position with the B&G Clients.

Certain conflicts of interest arise out of the relationships between employees and B&G Clients. The following list provides examples of conflicts of interest, but employees should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of an employee should not be placed improperly before the interest of B&G Clients.

Each Covered Person must:

●	not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trust whereby the Covered Person would benefit personally to the detriment of the Trust; and

●	not cause the Trust to take action, or fail to take action, for the individual personal benefit of the Covered Person rather than for the benefit of the Trust.

There are some conflict of interest situations that should be discussed with the Compliance Officer if material. Examples of these include:

●	any ownership interest in, or any consulting or employment relationship with, any of the Trust’s service providers, other than its investment adviser, principal underwriter, administrator, or any affiliated person thereof; and

●	a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Person’s employment, such as compensation or equity ownership.

Effective identification and risk management of Bahl & Gaynor’s conflicts of interests is integral to the overall effectiveness of the compliance program.

Policy

As officers and employees of B&G, we are retained by our clients to manage parts of their financial affairs and to represent their interests in many matters. B&G is keenly aware that, as fiduciaries, B&G owes our B&G Clients our undivided loyalty – B&G Clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

B&G expect all employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, their employer, and their fellow employees.

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Code of Ethics –Conflicts of Interest

B&G expect all employees to adhere to the highest standards with respect to any potential conflicts of interest with B&G Client accounts – simply stated, no officer or employee should ever enjoy an actual or apparent benefit over the account of any client.

B&G expect all persons associated with B&G to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our clients’ interests, subject to the legality of such information.

Procedures

B&G’s Compliance Program is designed to identify and mitigate actual or perceived conflicts. The Code of Ethics identify the following conflicts and outlines proper procedures to follow:

●	Personal Securities Transactions

●	Insider Trading

●	Gifts & Entertainment

●	Outside Business Activities

●	Pay to Play

●	Client Privacy

Additionally the following procedures should be followed:

Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with B&G and in which he or she knows B&G might be expected to participate or have an interest, without disclosing in writing all necessary facts to the Compliance Officer, offering the particular opportunity to B&G, and obtaining written authorization to participate from the Compliance Officer.

Any personal or family interest of an Employee in any B&G business activity or transaction must be immediately disclosed to the Compliance Officer. For example, if an Employee becomes aware that a transaction being considered or undertaken by B&G may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the Compliance Officer.

Dealings with Government and Industry Regulators

B&G forbid payments of any kind by either adviser, their Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

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Code of Ethics –Conflicts of Interest

Improper Use of Bahl & Gaynor Property

No Employee may utilize property of B&G or utilize the services of B&G or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the Compliance Officer and CEO. For this purpose, “property” means both tangible and intangible property, including B&G and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

Employee Involvement in Litigation or Proceedings

Employees must advise the Compliance Officer immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

In accordance with the purpose and intent of the Conflict of Interest Policy B&G, on an annual basis, require employees to respond to a Conflict of Interest Disclosure Form within Compliance Alpha that identifies outside interest, insider activities, insider trading, gifts, gratuities, and entertainment. The questionnaire is reviewed by the Compliance Officer to identify any conflicts or potential conflicts and will be addressed, resolved, or disclosed.

Responsibilities

The Compliance Officer will monitor for compliance with B&G’s Conflict of Interest Policy.

Amended 2024
Reviewed 9/2024

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